                                                                [EXECUTION COPY]



                               EXCHANGE AGREEMENT


                                  BY AND AMONG

                        LORAL SPACE & COMMUNICATIONS LTD.

                                       AND

                                DACOM CORPORATION
                                       AND
                            DACOM INTERNATIONAL, INC.



                         DATED AS OF SEPTEMBER 28, 1998
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                               EXCHANGE AGREEMENT

            THIS EXCHANGE AGREEMENT (the "AGREEMENT") is made and entered into as of September 28, 1998, by and among Loral Space & Communications Ltd., a Bermuda company ("LORAL"), and DACOM Corporation and DACOM International, Inc. (each a "SELLER" and collectively, the "SELLERS").

                                    RECITALS

            WHEREAS, each Seller is a limited partner in Globalstar, L.P., a Delaware limited partnership ("GLOBALSTAR"), and owns limited partnership interests therein; and

            WHEREAS, Loral wishes to purchase from each Seller the limited partnership interests in Globalstar held by such Seller as set forth on Schedule I hereto (the "INTERESTS") and each Seller desires to sell its Interests to Loral in exchange for the number of shares of common stock of Globalstar Telecommunications Limited ("GTL") set forth opposite such Seller's name on
Schedule I hereto (the "GTL SHARES"), in each case upon the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            SECTION 1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

            "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, whether directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled" and "common control" shall have correlative meanings.

            "AGREEMENT" has the meaning set forth in the preamble.

            "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

            "CLOSING" means the closing of the exchange of Interests for GTL Shares described herein.

            "CLOSING DATE" means the date that is three Business Day following the date on which all the conditions set forth in Article VI shall be satisfied (or waived).

            "COMMISSION" means the United States Securities and Exchange Commission.

            "CONSENT" means any consent, approval, authorization, waiver, permit, agreement, license, certificate, exemption, order, registration, declaration or filing of, with or to any Person.

            "GLOBALSTAR" has the meaning set forth in the Recitals.

            "GLOBALSTAR PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of March 6, 1996, as amended on April 8, 1998.

            "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

            "GOVERNMENTAL APPROVAL" means any Consent of or filing with any Governmental Agency.

            "GTL" has the meaning set forth in the Recitals.

            "GTL SHARES" has the meaning set forth in the Recitals.

            "INTERESTS" has the meaning set forth in the Recitals.

            "LEGAL REQUIREMENTS" in respect of any Person means all (a) constitutions, treaties, statutes, laws, ordinances,


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      codes, rules, regulations, judgments, decrees, writs, rulings, injunctions, orders and other requirements of any Governmental Agency, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Agency, in each case, binding upon such Person.

            "LIEN" means any lien, encumbrance, charge, mortgage, pledge, security interest, hypothecation, title defect, title retention agreement, claim, restriction, option, right of first offer or refusal or similar right.

            "LORAL" has the meaning set forth in the preamble hereto.

            "PERMIT" means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any applicable laws.

            "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or any other entity.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SELLER" and "SELLERS" has the meaning set forth in the preamble hereto.

                                   ARTICLE II.
                                    EXCHANGE

            SECTION 2.1. AGREEMENT TO EXCHANGE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Loral shall purchase from each Seller, and each Seller shall sell, transfer, assign, convey and deliver to Loral, the Interests, and each Seller shall purchase from Loral, and Loral shall sell, transfer, assign, convey and deliver to each Seller, the GTL Shares.

            SECTION 2.2. EXCHANGE OF INTERESTS AND GTL SHARES. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

            (a) Loral shall deliver to each Seller or its designee certificates representing the number of GTL Shares set forth opposite its name under the caption "GTL Shares" on Schedule I hereto, duly endorsed in blank for transfer or accompanied by appropriate powers duly executed in blank;


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            (b) Each Seller shall deliver to Loral an Assignment of Partnership
      Interests in the form attached hereto as Exhibit A; and

            (c) Schedule A to the Globalstar Partnership Agreement shall be amended (i) to reduce the amount of partnership interests held by each Seller by the amount of Interests set forth opposite its name on Schedule I and (ii) to increase the amount of partnership interests held by Loral by 276,000.

            SECTION 2.3. EXECUTION AND CLOSING. The parties hereto agree that the Closing shall take place at the offices of Loral, 600 Third Avenue, New York, New York, on the Closing Date.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

            Each Seller hereby severally and not jointly, represents and warrants to Loral as follows:

            SECTION 3.1. AUTHORITY OF SELLER.

            (a) Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            (b) Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

            SECTION 3.2. TITLE TO THE INTERESTS. Seller has valid and marketable title to the Interests to be sold by it hereunder, free and clear of any Liens, except for the applicable restrictions set forth under Sections 10.1 and 10.3 of the Globalstar Partnership Agreement.


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            SECTION 3.3. NO CONFLICT OR VIOLATION; CONSENTS. Neither the
execution or delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor the fulfillment by Seller of the terms and compliance with the provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Seller pursuant to (i) the organizational documents (including certificate of incorporation and by-laws, if applicable) of Seller, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which it is bound or to which any of the properties or assets of Seller is subject, or (iii) any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation of any Governmental Agency to which Seller is subject or by which any of Seller's properties or assets are bound. Except as set forth in the Globalstar Partnership Agreement, no Consent is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it.

            SECTION 3.4. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against Loral, Globalstar or any other Person for a finder's fee, brokerage commission or other similar payment based on an arrangement with Seller.

            SECTION 3.5. INVESTMENT REPRESENTATION; OFFERING EXEMPTION.

            (a) Seller is an accredited investor (as defined in Regulation D under the Securities Act) and is acquiring the GTL Shares without a view to resale or distribution thereof in violation of federal securities laws.

            (b) Seller acknowledges that the GTL Shares to be purchased by it hereunder have not been registered under the Act, and may be sold or disposed of, in the absence of such registration, only pursuant to an exemption from such registration.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF LORAL


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            Loral represents and warrants to each Seller as follows:

            SECTION 4.1. AUTHORITY OF LORAL.

            (a) Loral is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

            (b) Loral has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Loral of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of Loral. This Agreement has been duly executed and delivered by Loral and constitutes the legal, valid and binding obligation of Loral enforceable against Loral in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

            SECTION 4.2. TITLE TO THE GTL SHARES. Loral has valid and marketable title to the GTL Shares to be sold by it hereunder, free and clear of any Liens, other than Liens imposed by federal or state securities laws.

            SECTION 4.3. NO CONFLICT OR VIOLATION; CONSENTS. Neither the execution or delivery of this Agreement by Loral, nor the consummation by Loral of the transactions contemplated hereby, nor the fulfillment by Loral of the terms and compliance with the provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Loral pursuant to (i) the Memorandum of Association and bye-laws of Loral, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Loral is a party or by which it is bound or to which any of the properties or assets of Loral is subject, or (iii) any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation of any Governmental Agency to which Loral is subject or by which any of Loral's properties or assets are bound. Except as set forth in the Globalstar Partnership Agreement, no Consent is required to be obtained or made by or with respect to Loral in connection with the execution and delivery of this Agreement by Loral or the performance by


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Loral of the transactions contemplated hereby to be performed by it.

            SECTION 4.4. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Loral without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against any of the Seller or its Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with Loral.

                                   ARTICLE V.
                        CERTAIN COVENANTS AND AGREEMENTS

            SECTION 5.1. TAXES. Any taxes, including but not limited to, sales, recording, transfer, stamp, conveyance, value added, use, capital, income, duties, excise, governmental charges or fees, as well as any associated interest and related penalties thereto ("Taxes"), imposed as a result of or in connection with the sale of the Interests by a Seller to Loral pursuant to this Agreement or the ownership of the Interests by a Seller prior to the Closing Date shall in each case be borne by such Seller. Loral shall assume similar responsibility for any Taxes associated with the ownership of Interests after the Closing Date. Any Taxes imposed as a result of or in connection with the sale of GTL Shares by Loral to the Sellers pursuant to this Agreement or the ownership of the GTL Shares by Loral prior to the Closing Date shall in each case be borne by Loral. Each Seller shall assume similar responsibility for any Taxes associated with the ownership of the GTL Shares after the Closing Date.

            SECTION 5.2. AMENDMENT TO EXCHANGE AGREEMENT. Each of Loral and the Sellers hereby agree that if the right of first offer set forth in Section 10.3 of the Globalstar Partnership Agreement shall be exercised by any partner with respect to any of the Interests to be sold hereunder, the parties hereto shall enter into an amendment to this Agreement to adjust for any such exercise by amending (i) the number of Interests to be sold by the Sellers and purchased by Loral and (ii) the corresponding proportionate number of GTL Shares to be sold by Loral and purchased by Sellers.

            SECTION 5.3. SHELF REGISTRATION OF GTL SHARES. As promptly as practicable after the Closing Date, Loral will cause GTL to prepare and file with the Commission a shelf registration statement pursuant to Rule 415, or any successor rule, under the Act (as may then be amended) (the "SHELF REGISTRATION STATEMENT") on Form S-3 to cover resales of the GTL Shares by the Sellers, provided that each Seller furnishes to GTL such information


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regarding such Seller and the distribution of the GTL Shares as GTL may from time to time reasonably require for inclusion in such Shelf Registration Statement. Loral will cause GTL to provide each Seller with an indemnity in customary form against liabilities resulting from any material untrue statement or omission contained in the Shelf Registration Statement, provided that such indemnity will not apply to the extent liability results from any material untrue statement or omission made in reliance upon information furnished by the Sellers. Each Seller will provide GTL with an indemnity in customary form against liabilities resulting from any material untrue statement or omission contained in the Shelf Registration Statement to the extent such liability results from any material untrue statement or omission made in reliance upon information furnished by the Sellers. Loral will cause GTL to use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable after the Closing Date. Loral will cause GTL to cause such registration statement to remain effective until the earlier of (i) the date that all the GTL Shares shall have been sold pursuant to such Shelf Registration Statement or (ii) the date on which the GTL Shares shall no longer constitute restricted securities pursuant to Rule 144(k) of the Securities Act. GTL may prohibit offers and sales of the GTL Shares pursuant to the Shelf Registration Statement at any time for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events.

                                   ARTICLE VI.
                              CONDITIONS TO CLOSING

            SECTION 6.1. CONDITIONS TO OBLIGATIONS OF LORAL. The obligation of Loral to perform its obligations hereunder with respect to each Seller is subject to the satisfaction (or waiver by Loral) of the following conditions:

            (a) Representations and Warranties. The representations and warranties of each Seller made in this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date; and each Seller shall have delivered to Loral a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

            (b) No Proceedings. No Legal Requirement shall have been enacted, entered, promulgated or enforced by any Governmental Agency that prohibits the consummation of the transactions contemplated by this Agreement.


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            (c) Waiver of Rights of First Offer. The partners of Globalstar that have not previously waived their rights of first offer under Section 10.3 of the Globalstar Partnership Agreement in respect of the Interests to be sold and purchased hereunder shall have waived such rights of first offer (or the applicable offer period shall have expired).

The parties hereto agree that the conditions set forth in this Section 6.1 shall be several with respect to each Seller.

            SECTION 6.2. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of each Seller to perform its obligations hereunder is subject to the satisfaction (or waiver by such Seller) of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Loral made in this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date; and Loral shall have delivered to such Seller a certificate dated the Closing Date and signed by an authorized officer of Loral confirming the foregoing.

            (b) No Proceedings. No Legal Requirement shall have been enacted, entered, promulgated or enforced by any Governmental Agency that prohibits the consummation by such Seller or Loral of the transactions contemplated by this Agreement.

            (c) Waiver of Rights of First Offer. The partners of Globalstar that have not previously waived their rights of first offer under Section 10.3 of the Globalstar Partnership Agreement in respect of the Interests to be sold and purchased hereunder shall have waived such rights of first offer (or the applicable offer period shall have expired).

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

            SECTION 7.1. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) two (2) Business Days after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return


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receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Sellers and to Loral at the addresses indicated below:

            (a) If to Loral, to:

            Loral Space & Communications Ltd.
            c/o Loral SpaceCom Corporation
            600 Third Avenue
            New York, New York 10016
            Fax:  212-338-5350
            Attention:  Eric J. Zahler

            (b)   If to Sellers, to their respective addresses set forth on
                  Schedule I hereto:

            SECTION 7.2. AMENDMENTS; NO WAIVERS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all parties hereto. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            SECTION 7.3. SURVIVAL OF PROVISIONS. The representations, warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of Seller, or by or on behalf of Loral, and shall survive delivery of the Interests.

            SECTION 7.4. ASSIGNMENT AND PARTIES IN INTEREST.

            (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by Loral except with the prior written consent of each Seller (except that Loral may freely assign to an Affiliate thereof), or by any Seller except with the prior written consent of Loral.

            (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

            SECTION 7.5. EXPENSES. Except as expressly set forth in this Agreement, each party to this Agreement shall bear all of


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its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

            SECTION 7.6. FURTHER ASSURANCE. Each of the parties hereto agree to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before or after the Closing Date.

            SECTION 7.7. ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

            SECTION 7.8. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 7.9. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate one and the same instrument.

            SECTION 7.10. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein without regard to principles of conflicts of law.

            SECTION 7.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) "or" is disjunctive but not exclusive; (c) words in the singular include the plural, and in the plural include the


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singular; (d) provisions apply to successive events and transactions; and (e)
"$" means the currency of the United States of America.

            SECTION 7.12. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. Furthermore, this Agreement shall be deemed to be a severable and separable series of agreements, one between Loral and each of the Sellers so that the failure of any one or more Sellers to close this Agreement shall not affect the Closing of this Agreement by one or more of the other Sellers.

            SECTION 7.13. SPECIFIC PERFORMANCE. Without limiting or waiving in any respect any rights or remedies of the parties under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the others in accordance with the provisions of this Agreement.


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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

                                         LORAL SPACE & COMMUNICATIONS LTD.


                                         By: /s/ Eric J. Zahler
                                            ____________________________________
                                                  Name: Eric J. Zahler
                                                  Title: Senior Vice President


                                         SELLERS:

                                         DACOM CORPORATION


                                         By: /s/ Chi Young Kwak
                                            ____________________________________
                                                  Name: Chi Young Kwak
                                                  Title: President and CEO


                                         DACOM INTERNATIONAL, INC.


                                         By: /s/ Philip C.S. Ahn
                                            ____________________________________
                                                  Name: Philip C.S. Ahn
                                                  Title: President and CEO


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
                                                                      SCHEDULE I

    SELLERS AND
 ADDRESS FOR NOTICE             INTERESTS              GTL SHARES
 ------------------             ---------              ----------
DACOM Corporation                274,500                 713,700
DACOM Building
65-228
3 Ka. Hangang-Ro
Yongson-ku
Seoul, Korea
Fax: 822-220-0730
Attn:  IL Kim

DACOM International, Inc.          1,500                   3,900
DACOM Building
Kukje Elec. Center
Seochu Ku,
Seoul 137 070
Korea
Fax:  82 234654753
Attn:  H.S. Song

                                                                       EXHIBIT A

                       ASSIGNMENT OF PARTNERSHIP INTERESTS

      ASSIGNMENT OF PARTNERSHIP INTERESTS dated as of ________, 1998 by [SELLER], a company organized under the laws of _________ ("Seller "), in favor of LORAL SPACE & COMMUNICATIONS LTD., a Bermuda company ("Loral").

      WHEREAS, pursuant to that certain Exchange Agreement dated as of September 28, 1998 among Loral, Seller and the other selling partners parties thereto (the "Exchange Agreement"), Seller has agreed to transfer to Loral, and Loral has agreed to accept, _______ limited partnership interests (the "Interests") in Globalstar, L.P., a Delaware limited partnership ("Globalstar");

      NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Loral agree as follows:

      1. Assignment. Seller hereby sells, transfers, assigns and conveys and delivers to Loral, in accordance with the respective terms hereof and contained in the Exchange Agreement, all of Seller's rights, title and interest in, to and under the Interests. The Interests are being delivered to Loral free of any Lien (as defined in the Exchange Agreement).

      2. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                            LORAL SPACE & COMMUNICATIONS LTD.

                                            By_______________________________


                                            [SELLER]

                                            By_______________________________